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                   COLLATERAL TRUST AGREEMENT



                              among



            THE CLARIDGE HOTEL AND CASINO CORPORATION


             THE CLARIDGE AT PARK PLACE, INCORPORATED


             ATLANTIC CITY BOARDWALK ASSOCIATES, L.P.


                               and


                IBJ SCHRODER BANK & TRUST COMPANY

                      as Collateral Trustee





                   Dated as of January __, 1994



   ============================================================




















                         TABLE OF CONTENTS



                                                            Page

PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . .


                             ARTICLE I

                          DEFINITIONS AND
                  CERTAIN OTHER GENERAL PROVISIONS

SECTION 1.01  Definition  . . . . . . . . . . . . . . . . .
        1.02  Limitation of Rights  . . . . . . . . . . . .
        1.03  Effectiveness of the Collateral
              Trust Agreement . . . . . . . . . . . . . . .


                             ARTICLE II

                ACCELERATION OF SECURED OBLIGATIONS

SECTION 2.01  Notice of Acceleration  . . . . . . . . . . .
        2.02  General Authority of the Collateral
              Trustee Over the Collateral . . . . . . . . .
        2.03  Right to Initiate Judicial Proceedings  . . .
        2.04  Exercise of Powers; Instructions
              of Secured Parties  . . . . . . . . . . . . .
        2.05  Remedies Not Exclusive  . . . . . . . . . . .
        2.06  Waiver and Estoppel . . . . . . . . . . . . .
        2.07  Limitation on Collateral Trustee's Duty
              in Respect of Collateral  . . . . . . . . . .
        2.08  Limitation by Law . . . . . . . . . . . . . .
        2.09  Rights of Secured Parties under Secured
              Documents and Related Documents . . . . . . .


                            ARTICLE III

                        REMEDIES UPON NOTICE
                   OF ACCELERATION; DISTRIBUTIONS

SECTION 3.01  Remedies Upon Notice of Acceleration  . . . .
        3.02  Application of Proceeds . . . . . . . . . . .
        3.03  Collateral Trustee's Calculations . . . . . .





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                             ARTICLE IV

                      AGREEMENTS WITH TRUSTEES

SECTION 4.01  Delivery of Secured Documents . . . . . . . .
        4.02  Information as to Secured Parties
              and Indenture Trustee . . . . . . . . . . . .
        4.03  Compensation and Expenses . . . . . . . . . .
        4.04  Stamp and Other Similar Taxes . . . . . . . .
        4.05  Filing Fees, Excise Taxes, Etc. . . . . . . .
        4.06  Indemnification . . . . . . . . . . . . . . .
        4.07  Collateral Trustee's Lien . . . . . . . . . .
        4.08  Further Assurances  . . . . . . . . . . . . .
        4.09  Other Agreements of the Pledgors  . . . . . .


                             ARTICLE V

                       POSSESSION AND USE OF
                    COLLATERAL; PARTIAL RELEASES

SECTION 5.01  Use Prior to Acceleration . . . . . . . . . .
        5.02  Releases . . . . . . . . . . . . . . .  . . .


                             ARTICLE VI

                       THE COLLATERAL TRUSTEE

SECTION 6.01  Acceptance of Trust . . . . . . . . . . . . .
        6.02  Exculpatory Provisions  . . . . . . . . . . .
        6.03  Delegation of Duties  . . . . . . . . . . . .
        6.04  Reliance by Collateral Trustee  . . . . . . .
        6.05  Limitations and Duties of Collateral
              Trustee. .  . . . . . . . . . . . . . . . . .
        6.06  Proceeds to be Held in Trust . . . . .  . . .
        6.07  Resignation and Removal of the Collateral
              Trustee . . . . . . . . . . . . . . . . . . .
        6.08  Status of Successor Collateral Trustee  . . .
        6.09  Merger of the Collateral Trustee  . . . . . .
        6.10  Co-Trustee; Separate Collateral Trustee . . .
        6.11  Treatment of Payee or Indorsee by
              Collateral Trustee; Representatives
              of Secured Parties  . . . . . . . . . . . . .









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


                                                            Page


                            ARTICLE VII

                           MISCELLANEOUS

SECTION 7.01  Notices . . . . . . . . . . . . . . . . . . .
        7.02  No Waiver . . . . . . . . . . . . . . . . . .
        7.03  Amendments, Supplements and Waivers . . . . .
        7.04  Headings  . . . . . . . . . . . . . . . . . .
        7.05  Severability  . . . . . . . . . . . . . . . .
        7.06  Successors and Assigns  . . . . . . . . . . .
        7.07  NEW JERSEY LAW TO GOVERN  . . . . . . . . . .
        7.08  Counterparts  . . . . . . . . . . . . . . . .
        7.09  Termination . . . . . . . . . . . . . . . . .

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . .


Exhibit A    -  The Mortgage  . . . . . . . . . . . . . . .    A-1

Exhibit B    -  Company Pledge Agreement  . . . . . . . . .    B-1

Exhibit C    -  CPPI Pledge Agreement . . . . . . . . . . .    C-1

Exhibit D    -  CPPI Cash Collateral Pledge Agreement . . .    D-1

Exhibit E    -  CPPI Security Agreement . . . . . . . . . .    E-1

Exhibit F    -  CPPI Trademark Security Agreement   . . . .    F-1

Exhibit G    -  CPPI Collateral Assignment of the
                Wraparound Mortgage . . . . . . . . . . . .    G-1

Exhibit H    -  The Partnership Security Agreement  . . . .    H-1

Exhibit I    -  The Partnership Cash Collateral
                Pledge Agreement  . . . . . . . . . . . . .    I-1

Exhibit J    -  The Partnership Assignment of the
                Operating Leases  . . . . . . . . . . . . .    J-1

Exhibit K-1  -  Form of Intercreditor Agreement for
                the Working Capital Credit Facility . . . .  K-1-A

Exhibit K-2  -  Form of Intercreditor Agreement for
                Pari Passu Indebtedness . . . . . . . . . .  K-2-A

Exhibit L    -  Subordination Agreement . . . . . . . . . .    L-1



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                                                            Page


Exhibit M    -  CPPI Assignment of Leases and Rents
                and Other Contract Rights . . . . . . . . .    M-2

             COLLATERAL TRUST AGREEMENT dated as of January __, 1994, among THE CLARIDGE HOTEL & CASINO CORPORATION, a New York corporation (the "Company"), THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation ("CPPI"), ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership (the "Partnership") and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation and/or such other persons as may from time to time be included within the definition of "Collateral Trustee" under Section
   1.01 hereof, as Collateral Trustee (the "Collateral
   Trustee").


                      W I T N E S S E T H :


             WHEREAS, the Company has heretofore entered into an indenture dated as of the date hereof (the "Indenture") among the Company, CPPI as guarantor, and IBJ Schroder Bank & Trust Company as trustee, pursuant to which the Company has issued $85,000,000 aggregate principal amount of its First Mortgage Notes Due 2002 (the "Notes"); and

             WHEREAS, in order to secure its obligations under the Indenture and all other Secured Obligations (as defined below), the Company has heretofore entered into a Pledge Agreement dated as of the date hereof between itself as Pledgor and the Collateral Trustee (the "Company Pledge Agreement"); and

             WHEREAS, in order to secure its obligations under the Indenture and all other Secured Obligations (as defined below), CPPI has heretofore entered into (i) a Pledge Agreement dated as of the date hereof between itself as Pledgor and the Collateral Trustee (the "CPPI Pledge Agreement"), (ii) a Cash Collateral Pledge Agreement dated as of the date hereof between itself as a Pledgor and the Collateral Trustee (the "CPPI Cash Collateral Pledge Agreement"), (iii) a Security Agreement dated as of the date hereof between itself as Pledgor and the Collateral Trustee (the "CPPI Security Agreement"), (iv) a Trademark Security Agreement dated as of the date hereof between itself as Pledgor and the Collateral Trustee (the "CPPI Trademark Security Agreement") and (v) a Collateral Assignment of the Wraparound Mortgage dated as of the date hereof between itself as Assignor and the Collateral Trustee as Assignee (the "CPPI Collateral Assignment"); and

             WHEREAS, in order to secure the Secured
   Obligations (as defined below) the Partnership has entered


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   into (i) a mortgage dated as of the date hereof between
   itself as Mortgagor and the Collateral Trustee as Mortgagee (the "Mortgagee"), (ii) a Security Agreement dated as of the date hereof between itself as Pledgor and the Collateral Trustee (the "Partnership Security Agreement"), (iii) a Cash Collateral Pledge Agreement dated as of the date hereof between itself as Pledgor and the Collateral Trustee (the "Partnership Cash Collateral Pledge Agreement") and (iv) an Assignment of the Lessor's Interest in the Operating Leases dated as of the date hereof between itself as Assignor and the Collateral Trustee as Assignee (the "Partnership Assignment"); and

             WHEREAS, the Company, CPPI, and the Partnership intend to provide, among other things, for the Collateral Trustee to hold in trust all of its right, title and interest in the Collateral, pursuant to and under the Security Documents (as defined below) upon the terms and conditions specified therein for the benefit of the holders from time to time of the Notes and the other Secured Parties referred to herein.


                      DECLARATION OF TRUST:

             NOW THEREFORE, in order to secure the payment of the Secured Obligations (as defined below) and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that it holds and will hold as trustee in trust under this Agreement all of its right, title and interest in, to and under all the following, whether now existing or hereafter arising, and the Pledgors (as defined below) do hereby consent thereto:

             (A) the Mortgage and the collateral granted to the Collateral Trustee thereunder;

             (B)  the Company Pledge Agreement and the
        collateral granted to the Collateral Trustee thereunder;

             (C) the CPPI Pledge Agreement and the collateral granted to the Collateral Trustee thereunder;

             (D) the CPPI Cash Collateral Pledge Agreement and the collateral granted to the Collateral Trustee thereunder;





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


             (E)  the CPPI Security Agreement and the
        collateral granted to the Collateral Trustee thereunder;

             (F) the CPPI Trademark Security Agreement and the collateral granted to the Collateral Trustee thereunder;

             (G)  the CPPI Collateral Assignment and the
        collateral granted to the Collateral Trustee thereunder;

             (H) the Partnership Security Agreement and the collateral granted to the Collateral Trustee thereunder;

             (I)  the Partnership Cash Collateral Pledge
        Agreement and the collateral granted to the Collateral
        Trustee thereunder;

             (J) the Partnership Assignment and the collateral granted to the Collateral Trustee thereunder; and

             (K)  each agreement entered into pursuant to
        Section 7.03(c) and the collateral granted to the Collateral Trustee thereunder;

             TO HAVE AND TO HOLD the foregoing Related
   Documents and the entire Collateral (the right, title and interest of the Collateral Trustee in the Related Documents and the Collateral being hereinafter referred to as the "Collateral Trust Estate") unto the Collateral Trustee and its successors in trust under this Agreement and its assigns and their assigns forever;

             IN TRUST, NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the enforcement of the payment of all Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the other Related Documents;

             PROVIDED, HOWEVER, that these presents are upon the condition that, if the Company or its successors or assigns shall satisfy all the conditions set forth in
   Section 7.10 hereof, then this Agreement and the estate and rights hereby granted shall thereupon cease and be void; otherwise they shall remain and be in full force and effect;

           AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by each of the Pledgors that all the Secured Obligations are to


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


   be secured and that all the Collateral Trust Estate is to be held subject to the further covenants, conditions, uses and trusts herein set forth, and each of the Pledgors, for itself and its successors and assigns, does hereby covenant and agree to and with the Collateral Trustee and its successors in said trust, for the benefit of those who shall hold the Secured Obligations or any of them, as set forth herein.


                            ARTICLE I

                         DEFINITIONS AND
                CERTAIN OTHER GENERAL PROVISIONS

             SECTION 1.01  Definitions.  (a)  Terms defined in
   the Indenture and not otherwise defined herein have, as used herein, the respective meanings specified therein. The following additional terms, as used herein, have the following meanings:

             "Agreement" means this Collateral Trust Agreement, as the same may be amended or otherwise modified from time to time.

             "Collateral" means all property in which a security interest is granted or purported to be granted to the Collateral Trustee pursuant to the Security Documents and not released pursuant to the terms hereof.

             "Collateral Trust Estate" has the meaning set forth in the Declaration of Trust hereof.

             "Collateral Trustee" means (i) IBJ Schroder Bank & Trust Company in its capacity as collateral trustee hereunder, and any co-trustee appointed pursuant to Section 6.10, in its capacity as such, together with their respective successors in such capacities, or (ii) in respect of any Collateral as to which any separate trustee for the Secured Parties shall be appointed pursuant to Section 6.10, such separate trustee in its capacity as such, and any successor in such capacity.

             "Distribution Date" means each date fixed by the Collateral Trustee for a distribution to the Secured Parties of proceeds held by it, the first of which shall be within 120 days after the date on which a Notice of Acceleration becomes effective and the remainder of which shall be monthly thereafter (for so long as such Notice of Acceleration remains in effect) on the day or date corresponding to the first Distribution Date (or, if there


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   is no such corresponding day, the last day of such month), provided that if any such day is not a Business Day, such Distribution Date shall be the next Business Day.

             "Indenture Trustee" means the "Trustee" under the Indenture.

             "Note Obligations" means at any time all principal of and premium and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed or allowable as a claim in such proceeding) on the outstanding Notes and all other amounts payable by the Company under the Indenture.

             "Notice of Acceleration" means a notice delivered (or deemed to have been delivered pursuant to Section 2.01(d)) to the Collateral Trustee and the Noteholders by the Indenture Trustee pursuant to Section 7.05 of the Indenture.

             "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Collateral Trustee, who may be counsel regularly retained by the Company or the Collateral Trustee. Any Opinion of Counsel may state that insofar as it relates to factual matters or matters of business or technical judgment (other than legal matters) such opinion is based upon affidavits, certificates, statements or reports made by a chief financial officer or chief accounting officer or by other Persons upon which in such counsel's opinion it is proper to rely.

             "outstanding" means, when used with respect to Secured Obligations, any Secured Obligations then or theretofore issued or incurred by the Company or any Restricted Subsidiary (except Secured Obligations which the Company or any Restricted Subsidiary has paid and Notes which are no longer "outstanding" under the Indenture); provided that Secured Obligations owned by the Company or any Restricted Subsidiary or any Affiliate of the Company shall be disregarded and deemed not to be outstanding for purposes of this Agreement, except that, in determining whether the Collateral Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Secured Obligations which the Collateral Trustee knows to be so owned shall be so disregarded; and provided further that any indebtedness under the Indenture shall be deemed outstanding hereunder if it is then outstanding for purposes of the Indenture.


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


             "Pledged Securities" means the "Pledged
   Securities" referred to in the CPPI Pledge Agreement and the Company Pledge Agreement.

             "Pledgors" means, collectively, the Partnership, the Company, CPPI, each Restricted Subsidiary of the Company that becomes a party to this Agreement after the Issue Date in connection with its being added as a Guarantor as provided in the Indenture and their respective permitted successors and assigns.

             "Proceeds" means all proceeds within the meaning of the UCC.

             "Related Documents" means this Agreement and the Security Documents.

             "Required Secured Parties" means at any time (i) in the case of any release from the security interest created by the Collateral Documents of all of the Collateral pursuant to Section 5.02, all of the Secured Parties, or
   (ii) in all other cases, Secured Parties holding a majority in aggregate outstanding principal amount of the Notes.

             "Secured Documents" means the Notes and the Indenture.

             "Secured Obligations" means the Note Obligations and all sums payable by the Pledgors under the Related
   Documents (including, without limitation, Trustee Fees).

             "Secured Parties" means at any time the holders of Secured Obligations at such time.

             "Security Documents" means (i) the Mortgage, (ii) the Company Pledge Agreement, (iii) the CPPI Pledge Agreement, (iv) the CPPI Cash Collateral Pledge Agreement,
   (v) the CPPI Security Agreement, (vi) the CPPI Trademark Security Agreement, (vii) the CPPI Collateral Assignment,
   (viii) the Partnership Cash Collateral Pledge Agreement,
   (viii) the Partnership Security Agreement, (ix) the Partnership Assignment, (x) the Assignment of Leases and Rents and other Contracts, (xi) the Subordination Agreement, and (xii) any other supplemental or additional pledge agreement, security agreement or other similar instrument delivered pursuant hereto or thereto, in each case as the same may be amended or otherwise modified from time to time.

             "Trustee Fees" means all fees, costs, indemnifica-tion and expenses of the Collateral Trustee of the types described in Sections 4.03, 4.04, 4.05 and 4.06.


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


             "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

             (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

             SECTION 1.02 Limitation of Rights. Nothing in the Related Documents, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto and the Secured Parties any right, remedy or claim under or by reason of the Related Documents or any covenant, condition or stipulation herein contained, and all the covenants, stipulations, promises and agreements in the Related Documents contained by or on behalf of the Pledgors shall be for the sole and exclusive benefit of the parties hereto and the Secured Parties.

             SECTION 1.03  Effectiveness of the Collateral
   Trust Agreement. This Agreement shall be effective as of the Issue Date.


                           ARTICLE II

               ACCELERATION OF SECURED OBLIGATIONS

             SECTION 2.01 Notice of Acceleration. (a) So long as a Notice of Acceleration is in effect, the Collateral Trustee shall exercise the rights and remedies provided in this Agreement and in the Security Documents subject to the direction of the Required Secured Parties as provided herein and therein. The Collateral Trustee is not empowered to exercise any remedy hereunder or under any of the Security Documents unless a Notice of Acceleration is in effect.

             (b)  Except as otherwise provided by Section
   2.01(d), a Notice of Acceleration shall become effective upon receipt thereof by the Collateral Trustee. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in Section 2.01(c) or deemed cancelled as provided in Section 2.01(d).

             (c) If the Indenture Trustee has given a Notice of Acceleration, the Indenture Trustee shall be entitled to cancel such Notice of Acceleration by delivering a written notice of cancellation to the Collateral Trustee (i) before the Collateral Trustee takes any action to exercise any


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


   remedy with respect to the Collateral or (ii) thereafter, if the Collateral Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed or discontinued without undue difficulty.

             (d) Notwithstanding anything to the contrary contained in this Section 2.01, if the Collateral Trustee and the Indenture Trustee are the same Person, the Indenture Trustee shall not be required to deliver a notice to the Collateral Trustee in order for a "Notice of Acceleration" of the Note Obligations under the Indenture to become effective or to be cancelled. In any such case, a Notice of Acceleration shall, for all purposes of this Agreement and the other Related Documents, (i) be deemed to have been delivered and to have become effective immediately upon the Indenture Trustee being charged under Section 7.05(a) of the Indenture with knowledge that (x) a Default in payment on any Note or (y) an Event of Default shall have occurred and shall be continuing under the terms of the Indenture that would cause the Note Obligations to become due and payable prior to their stated maturity under the terms of the Indenture, and (ii) be deemed to have been cancelled at such time as the Indenture Trustee would have been required to deliver a notice of cancellation pursuant to the last sentence of Section 7.05(e) of the Indenture were it not also the Collateral Trustee.

             (e)  The Collateral Trustee shall notify the
   Company and the Indenture Trustee of the effectiveness or the cancellation of any Notice of Acceleration within three Business Days thereof; provided that the Collateral Trustee shall not be required to so notify the Indenture Trustee if the Indenture Trustee and the Collateral Trustee are the same Person.

             SECTION 2.02 General Authority of the Collateral Trustee Over the Collateral. Each Pledgor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Pledgor or in its own name, from time to time in the Collateral Trustee's discretion, so long as any Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Pledgor hereby gives the Collateral Trustee the power and right on behalf of such


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


   Pledgor, without notice to or further assent by such Pledgor, so long as any Notice of Acceleration is in effect, to do the following:

             (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

            (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Collateral Trustee as, or in connection with, the Collateral;

           (iii)  to commence, prosecute, defend, settle,
        compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

            (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Collateral Trustee were the absolute owner thereof;

             (v) to do, at its option and at the expense and for the account of the Pledgors, jointly and severally, at any time or from time to time, all acts and things which the Collateral Trustee deems necessary to protect or preserve the Collateral and to realize upon the Collateral; and

            (vi)  to perform all acts described in Section
        3.01(d) hereof;

   provided that the Collateral Trustee shall give the Pledgors not less than ten Business Days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which in the sole judgment of the Collateral Trustee is perishable or threatens to decline speedily in value. The Collateral Trustee and the Pledgors agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

             SECTION 2.03  Right to Initiate Judicial
   Proceedings. If a Notice of Acceleration is in effect, the Collateral Trustee, subject to the provisions of Section 2.04(b), (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appro-priate to protect and enforce the rights vested in it by this Agreement and the Security Documents and (ii) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

             SECTION 2.04 Exercise of Powers; Instructions of Secured Parties. (a) All of the powers, remedies and rights of the Collateral Trustee as set forth in this Agreement may be exercised by the Collateral Trustee in respect of the Security Documents as though set forth in full therein and all of the powers, remedies and rights of the Collateral Trustee and the Indenture Trustee as set forth in the Related Documents may be exercised from time to time as herein and therein provided.

             (b) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or the Security Documents; provided that (i) such direction shall not conflict with the provisions of any law or of this Agreement, the Indenture or any Security Document and (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in Section 6.04(d). Nothing in this Section 2.04(b) shall impair the right of the Collateral Trustee in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. The Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

             SECTION 2.05 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Trustee herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Security Documents or now or hereafter existing at law or in equity or by statute.

             (b)  No delay or omission by the Collateral
   Trustee to exercise any right, remedy or power under this Agreement or the Security Documents shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy provided to the Collateral Trustee under any of the Related Documents may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee.

             (c)  If the Collateral Trustee shall have
   proceeded to enforce any right, remedy or power under this Agreement or the Security Documents and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then the Pledgors, the Collateral Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Collateral Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such proceeding had been taken.

             (d) All rights of action and of asserting claims upon or under this Agreement or the Security Documents may be enforced by the Collateral Trustee without the possession of the Related Documents or any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Trustee shall, subject to Sections 6.05(c) and 6.10(b)(ii), be brought in its name as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate.

             SECTION 2.06 Waiver and Estoppel. (a) Each Pledgor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or the Security Documents and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Agreement or the Security Documents but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.06(a) shall be construed as a waiver of any rights of any of the Pledgors under any applicable bankruptcy law.

             (b) Each Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in the Security Documents or pursuant to judicial proceedings or upon foreclosure or any enforcement of the Related Documents and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

             (c) Each Pledgor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required under the Related Documents) in connection with this Agreement and the Security Documents and any action taken by the Collateral Trustee with respect to the Collateral.

            SECTION 2.07 Limitation on Collateral Trustee's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in the Security Documents and to account to the Secured Parties and the Pledgors for moneys and other property received by it hereunder or under the Security Documents, the Collateral Trustee shall not have any duty to the Pledgors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

           SECTION 2.08 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited by the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under provisions of any applicable law.

            SECTION 2.09 Rights of Secured Parties under Secured Documents and Related Documents. Notwithstanding any other provision of this Agreement or the Security Documents, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the Secured Document or Related Document evidencing or governing such Secured Obligation or to institute suit for the enforcement of such Secured Obligation on or after such due date, and the obligation of the Company to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party.


                           ARTICLE III

                       REMEDIES UPON NOTICE
                 OF ACCELERATION; DISTRIBUTIONS

             SECTION 3.01  Remedies Upon Notice of
   Acceleration. (a) If a Notice of Acceleration shall be in effect, the Collateral Trustee may exercise on behalf of the Secured Parties, but only in accordance with applicable law, all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and exercise any other remedies provided under the Related Documents and, in addition, the Collateral Trustee may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Accounts and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in
   Section 3.02 and (ii) sell the Collateral or any part thereof at public or private sale or, in the case of Pledged Securities, at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Trustee may deem satisfactory. The Collateral Trustee or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). In the case of any sale of Pledged Securities, the Collateral Trustee is authorized, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities,
   (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged under the Security Documents a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Trustee deems necessary or advisable in order to comply with said Act or any other law. Each Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Trustee deems necessary or advisable in order that any sale of Collateral may be made in compliance with law. Upon any such sale the Collateral Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold, and such Collateral shall thereupon be released. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgors which may be waived, and each Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 2.02 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in the case of a private sale, state the day after which such sale may be consummated and (3) in case of a sale of Pledged Securities at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Trustee may determine in its sole discretion. The Collateral Trustee shall not be obligated to make any such sale pursuant to any such notice. The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee until the selling price is paid by the purchaser thereof, but the Collateral Trustee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Collateral Trustee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests created by the Security Documents and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

             (b) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Trustee may (i) require any Pledgor to, and each Pledgor agrees that it shall, at its expense and upon the request of the Collateral Trustee, forthwith assemble all or any part of the Collateral as directed by the Collateral Trustee and make it available at a place designated by the Collateral Trustee which is, in its opinion, reasonably convenient to the Collateral Trustee and such Pledgor, whether at the premises of such Pledgor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use such Pledgor's books and records relating to the Collateral and
   (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Pledgor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Trustee deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by such Pledgor.

             (c) If the Collateral Trustee shall determine to exercise its right to sell all or any of the Collateral and if in the opinion of counsel for the Collateral Trustee it is necessary, or if in the opinion of the Collateral Trustee it is advisable, to have the Pledged Securities, or the portion thereof to be sold, registered under the provisions of the Securities Act of 1933, the Pledgors agree, jointly and severally, at their own expense, (i) to execute and deliver, and to use their best efforts to cause each issuer of Pledged Securities that are to be sold and its directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Collateral Trustee, advisable to register such securities under the provisions of the Securities Act of 1933 and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use their best efforts to cause each Issuer whose securities are to be sold to agree to make, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use their best efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Collateral Trustee, and (iv) at the request of the Collateral Trustee, to indemnify and hold harmless the Collateral Trustee, the Secured Parties and any underwriters of such securities (and any Person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading in light of the circumstances under which they were made, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Trustee, any Secured Party or any such under-writer (or any Person controlling any of the foregoing), provided that the Pledgors shall not be liable to the Collateral Trustee, any Secured Party or any such underwriter (or any Person controlling any of the foregoing) to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information relating to such Person furnished to the Pledgors by such Person expressly for use in such registration statement or prospectus or amendment or supplement thereto.

             (d)  Without limiting the generality of the
   foregoing, if a Notice of Acceleration is in effect:

             (i) the Collateral Trustee, subject to compliance with the Casino Control Act, itself, or by such officers, agents or receiver as it may appoint, may enter and take possession of all of the Collateral Trust Estate without liability for trespass, damages or otherwise, and may exclude the Pledgors and their agents and employees wholly therefrom and may have access to the books, papers and accounts of the Pledgors;

            (ii) subject to compliance with the Casino Control Act, upon every such entering upon or taking of possession, the Collateral Trustee may hold, store, use, operate, manage and control the Collateral Trust Estate and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

                  (1)  make all necessary and proper
             maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                  (2)  insure or keep the Collateral Trust
             Estate insured;

                  (3)  manage and operate the Collateral Trust
             Estate and exercise all rights and powers of the Pledgors in their name or otherwise with respect to the same.

           (iii) subject to compliance with the Casino Control Act, the Collateral Trustee may have a receiver appointed upon notice to the Pledgors or any third party, and the Collateral Trustee may waive any requirement that the receiver post a bond. The Collateral Trustee shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on the Collateral Trustee's behalf may be an Affiliate of the Collateral Trustee. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be considered Collateral. The right to enter and take possession of and to manage and operate the Collateral Trust Estate and to collect all rents, income and profits, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to the Collateral Trustee under this Agreement, the Indenture or otherwise available to the Collateral Trustee and may be exercised concurrently therewith or independently thereof.

            (iv)  the Collateral Trustee may license, or
        sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patents, trademarks or copyrights included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Trustee shall in its sole discretion determine;

             (v) the Collateral Trustee may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Pledgors in, to and under any patent licenses, trademark licenses or copyright licenses and take or refrain from taking any action under any thereof, and each Pledgor hereby releases the Collateral Trustee and each of the Secured Parties from, and agrees to hold the Collateral Trustee and each of the Secured Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto; and

            (vi) the Collateral Trustee may, at any time and from time to time, institute and maintain any suit, action or proceeding for any infringement or alleged infringement of the Pledgor's right, title and interest in or to any patent, trademark or copyright included in the Collateral (and, if the Collateral Trustee shall deem it necessary or advisable to join the Pledgor as a party in any such suit, action or proceeding, the Pledgor shall execute and deliver such documents and perform such other acts as the Collateral Trustee may require in furtherance thereof).

             SECTION 3.02 Application of Proceeds. (a) If a Notice of Acceleration is in effect, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied by the Collateral Trustee in the following order of priority:

             First: to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Trustee, and all expenses, liabilities and advances incurred or made by the Collateral Trustee in connection therewith, and to the Collateral Trustee for the amount of any allowed Trustee Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code of 1978, and then to any Secured Party which has theretofore advanced or paid any such Trustee Fees an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date;

             Second: to the Collateral Trustee for any other unpaid Trustee Fees, and then to any Secured Party which has theretofore advanced or paid any such other Trustee Fees an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date;

             Third: to payment of any amounts owing to the Indenture Trustee under the Indenture;

             Fourth: to the Secured Parties in an amount equal to the unpaid principal in respect of the Secured Obligations then outstanding and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

             Fifth: to the Secured Parties in an amount equal to the unpaid interest on and fees or similar charges, if any, in respect of, the Secured Obligations then outstanding and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

             Sixth: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including, without limitation, the costs and expenses of the Secured Parties and their representatives which are due and payable under the governing Secured Documents and Related Documents and which constitute Secured Obligations as of such date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

             Seventh: any surplus then remaining shall be paid to the Company, for the benefit of the applicable Pledgor, or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

             (b)  The Collateral Trustee shall make all
   payments and distributions under this Section on account of the Note Obligations to the Indenture Trustee for distribution to holders of such Note Obligations in accordance with the priorities set forth herein and in the Indenture.

             SECTION 3.03 Collateral Trustee's Calculations. In making the determination and allocations required by
   Section 3.02, the Collateral Trustee may rely upon informa-tion supplied by the Indenture Trustee as to the amounts payable with respect to the Notes under the Indenture, and the Collateral Trustee shall have no liability to the Pledgors or any of the Secured Parties for actions taken in reliance on such information. All distributions made by the Collateral Trustee pursuant to Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final, and the Collateral Trustee shall have no duty to inquire as to the application by the Indenture Trustee of any amounts distributed to it.


                           ARTICLE IV

                    AGREEMENTS WITH TRUSTEES

             SECTION 4.01 Delivery of Secured Documents. The Company shall deliver to the Collateral Trustee, promptly upon the execution thereof, a true and complete copy of each Secured Document (other than the Notes) as originally executed and delivered and all amendments or modifications of, or supplements to, each such Secured Document.

             SECTION 4.02 Information as to Secured Parties and Indenture Trustee. The Company shall promptly deliver to the Collateral Trustee, from time to time upon request of the Collateral Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery the aggregate unpaid principal amount of outstanding Notes and the current name and address of the Indenture Trustee. In addition, the Company will promptly notify the Collateral Trustee of any change in the identity of the Indenture Trustee.

             SECTION 4.03 Compensation and Expenses. The Pledgors, other than the Partnership, agree, jointly and severally, to pay to the Collateral Trustee, from time to time, (i) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the Related Documents and for administering the Collateral Trust Estate and (ii) all of the fees, costs and expenses of any kind or nature whatsoever of the Collateral Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel, accountants or other experts as the Collateral Trustee elects to retain) (A) arising in connection with the preparation, execution, delivery, modification or termination of this Agreement and the Security Documents or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Collateral Trust Estate, the sale or other disposition of Collateral pursuant to the Related Documents and the preservation, protection or defense of the Collateral Trustee's rights under this Agreement and the Security Documents and in and to the Collateral Trust Estate or
   (C) incurred by the Collateral Trustee in connection with its resignation or removal pursuant to Section 6.07(a).

             SECTION 4.04 Stamp and Other Similar Taxes. The Pledgors, other than the Partnership, agree, jointly and severally, to indemnify and hold harmless the Collateral Trustee, the Indenture Trustee and each Secured Party from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement and the Security Documents, the Collateral Trust Estate or any Collateral.

             SECTION 4.05 Filing Fees, Excise Taxes, Etc. The Pledgors, other than the Partnership, agree, jointly and severally, to pay or to reimburse the Collateral Trustee for any and all payments made by the Collateral Trustee in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and the Security Documents.

             SECTION 4.06 Indemnification. The Pledgors, other than the Partnership, agree, jointly and severally, to pay, indemnify, and hold the Collateral Trustee, in its individual capacity, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever (collectively, "Liabilities") with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents, unless arising from the negligence or willful misconduct of the Collateral Trustee, including, without limitation, indemnification of the Collateral Trustee for liabilities of the Collateral Trustee for the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Trustee would not otherwise be subject to tax except by reason of its acting under this Agreement or the Security Documents (directly or through agents, separate trustees or co-trustees), provided that such indemnification for taxes (a) shall apply only (i) in respect of taxes attributable to the performance of the Collateral Trustee's obligations as Collateral Trustee hereunder and (ii) to the extent that the Collateral Trustee, using reasonable efforts, shall have been unable to avoid or minimize the same as contemplated by Section 6.10, and (b) shall in no event cover any federal, state, local or other taxes imposed upon the Collateral Trustee with respect to or measured by its net income or profits. In any suit, proceeding or action brought by the Collateral Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Pledgors, jointly and severally, will save, indemnify and keep the Collateral Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Pledgor, and all such obligations of such Pledgor shall be and remain enforceable against and only against such Pledgor and shall not be enforceable against the Collateral Trustee.

             SECTION 4.07 Collateral Trustee's Lien. Notwith-standing anything to the contrary in this Agreement, as security for the payment of Trustee Fees, (i) the Collateral Trustee is hereby granted a lien upon all Collateral and
   (ii) the Collateral Trustee shall have the right to use and apply any funds in its possession to satisfy unpaid Trustee Fees; provided that the foregoing is not intended to relieve any Pledgor of its obligation to pay such Trustee Fees.

             SECTION 4.08 Further Assurances. At any time and from time to time, upon the written request of the Collateral Trustee, each Pledgor, at its expense, will promptly execute, acknowledge, delivery, record, re-record, file, re-file, register and re-register, and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Related Documents, (ii) to subject the Liens created by any of the Related Documents or any of the properties, rights or interests covered by any of the Related Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Related documents and the Liens intended to be created thereby, and
   (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Related Documents or under any other instrument executed in connection therewith. Each Pledgor also hereby authorizes the Collateral Trustee to sign and to file any such financing or continuation statements without the signature of such Pledgor.

             SECTION 4.09  Other Agreements of the Pledgors.
   (a) Each Pledgor shall furnish to the Collateral Trustee from time to time, promptly upon the Collateral Trustee's request, schedules identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request.

             (b)  Each Pledgor will permit the Collateral
   Trustee, or any agent designated by it, at any time and from time to time during normal business hours, to inspect, audit, check and make abstracts from such Pledgor's books, records and other papers relating to the Collateral.

             (c) Promptly following the failure by any Pledgor to perform any of its agreements hereunder or under the Security Documents, such Pledgor will furnish to the Collateral Trustee and the Indenture Trustee a certificate of the chief financial officer or the chief accounting officer of such Pledgor setting forth the details thereof and the action which such Pledgor is taking or proposes to take with respect thereto.

                            ARTICLE V

                      POSSESSION AND USE OF
                   COLLATERAL; PARTIAL RELEASES

             SECTION 5.01 Use Prior to Acceleration. So long as no Notice of Acceleration is in effect, the Pledgors shall have the right: (i) to remain in possession and retain exclusive control of the Collateral (other than Collateral a security interest in which is perfected by possession under the UCC) with power freely and without hindrance on the part of the Collateral Trustee or the Secured Parties to operate, manage, develop, use and enjoy the Collateral and to receive the rents, issues, tolls, profits, royalties, revenues and other income thereof, and
   (ii) to sell or otherwise dispose of, free and clear of any lien and security interest created by Section 4.07 and by the Related Documents, any Collateral (including, without limitation, any Collateral within the Collateral Accounts) to the extent consistent with Section 5.02. The Collateral Trustee shall have no duty to monitor the exercise by the Pledgors of their rights under this Section.

             SECTION 5.02 Releases. (a) So long as no Notice of Acceleration is in effect, Collateral shall be released from the security interest created by the Related Documents at any time or from time to time, subject in the case of the Company, CPPI and the Trustee to compliance with Section 9.02(a) and 10.04 of the Indenture, (i) in connection with any Ordinary Course Sale or Asset Sale provided that the Net Proceeds from any such Asset Sale are applied in accordance with Section 4.10 of the Indenture, (ii) in the case of Collateral consisting of cash or Liquid Investments in the Cash Collateral Accounts as specified in the CPPI Cash Collateral Pledge Agreement or the Partnership Cash Collateral Pledge Agreement, as applicable, (iii) Collateral which may be released with the consent of the Noteholders pursuant to Article Nine of the Indenture, or (iv) in accordance with Section 7.10(a) of this Agreement; provided that (x) in the case of releases of Collateral pursuant to clause (i) above in connection with dispositions of inventory (as defined in the UCC), no such release shall occur (A) in cases where the Collateral Trustee and the Indenture Trustee are the same Person, if the Company shall have failed to deliver to the Indenture Trustee the Officers' Certificate and Opinion of Counsel required by
   Section 10.04(b) of the Indenture and shall not have cured such failure, or (B) in cases where the Collateral Trustee and the Indenture Trustee are different Persons, if the Collateral Trustee shall have received a certificate from the Indenture Trustee stating that the Company has failed to deliver the Officers' Certificate and Opinion of Counsel required by Section 10.04(b) of the Indenture and shall not thereafter have received a certificate from the Indenture Trustee stating that the Company has cured such failure, and
   (y) in the case of other releases of Collateral pursuant to clauses (i) and (iii) above, if the Indenture Trustee and the Collateral Trustee are different persons, then no such release shall occur unless the Collateral Trustee shall have received a certificate from the Indenture Trustee that is not the same Person as the Collateral Trustee stating that the Indenture Trustee has received all documentation that is required by Section 314(d) of the Trust Indenture Act of 1939 in connection with such release. No provision of this Agreement is intended or shall be construed to prohibit the collection of accounts receivable by any Pledgor so long as no Notice of Acceleration is in effect; provided that no such collection shall occur (A) in cases where the Collateral Trustee and the Indenture Trustee are the same Person, if the Company shall have failed to deliver to the Indenture Trustee the Officers' Certificate and Opinion of Counsel required by Section 10.04(b) of the Indenture and shall not have cured such failure, or (B) in cases where the Collateral Trustee and the Indenture Trustee are different Persons, if the Collateral Trustee shall have received a certificate from the Indenture Trustee stating that the Company has failed to deliver the Officers' Certificate and Opinion of Counsel required by Section 10.04(b) of the Indenture and shall not thereafter have received a certifi-cate from the Indenture Trustee stating that the Company has cured such failure. No such permitted sales or other dispositions or other permitted releases of Collateral shall require any written or oral release or consent of the Collateral Trustee. Nevertheless, in connection with any release of Collateral under the Security Documents, any Pledgor may request that the Collateral Trustee execute and deliver to such Pledgor or any purchaser of such Collateral a written release, disclaimer or quitclaim of the Collateral Trustee's interest in such Collateral (including without limitation any termination statements filed pursuant to the
   UCC), and such purchaser shall be entitled to rely conclusively on such release, disclaimer or quitclaim. Such request shall be in writing and signed by the chief financial officer, the chief accounting officer, the Treasurer or any Vice President of such Pledgor, shall describe the property to be released in reasonable detail and shall state that such release is permitted under the terms hereof.

             (b) If any Collateral which is being released pursuant to Section 5.02(a) is in the possession of the Collateral Trustee or any agent or nominee thereof, the

   Collateral Trustee or such agent or nominee shall release such Collateral to the relevant Pledgor in connection with such sale or disposition upon a written request signed by the chief financial officer or the chief accounting officer of such Pledgor, which request shall describe the property to be released in reasonable detail and shall state that such release is permitted under the terms hereof; provided, however, that none of the Pledgors shall be required to deliver the certificates and opinions provided for in
   Section 5.02(a) or (b) in connection with Collateral being released under the CPPI Cash Collateral Pledge Agreement or the Partnership Cash Collateral Pledge Agreement if and so long as no Notice of Acceleration is in effect.

             (c)  The notices, statements, directions and
   certificates requested under or required by this Section (together with any required certificate under Section 6.04(e)) shall be full authority for and direction to the Collateral Trustee to execute and deliver the releases, disclaimers, quitclaims and other instruments referred to in this Section, and the Collateral Trustee shall promptly do so. The Collateral Trustee in so doing shall have no liability to any Person.


                           ARTICLE VI

                      THE COLLATERAL TRUSTEE

             SECTION 6.01  Acceptance of Trust.  The Collateral
   Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof.

             SECTION 6.02 Exculpatory Provisions. (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein or in the Security Documents, all of which are made solely by the Pledgors.
   The Collateral Trustee makes no representations as to the value or condition of the Collateral Trust Estate or any part thereof, or as to the title of the Pledgors thereto or as to the security afforded by this Agreement or the Security Documents, or as to the validity, execution (except their own execution), enforceability, legality or sufficiency of this Agreement or the Security Documents or the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Trustee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the

   Collateral or otherwise as to the maintenance of the Collateral, except that if the Collateral Trustee takes possession of any Collateral, the Collateral Trustee shall use reasonable care in the physical preservation of the Collateral in its possession.

             (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Pledgors of any of the covenants or agreements contained in the Related Documents or in the Secured Documents. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Trustee may rely on a certificate of the Indenture Trustee containing such information.

             (c) The Collateral Trustee shall be under no obligation or duty to take any action under this Agreement or the Security Documents if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax, (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or the Security Documents or (iii) would subject the Collateral Trustee to in personam jurisdiction in any location where it is not then so subject.

             (d) Notwithstanding any other provision of this Agreement, the Collateral Trustee shall not, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with the Related Documents except for its own gross negligence or willful misconduct.

             (e) The Collateral Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Pledgors as if it were not the Collateral Trustee.

             SECTION 6.03  Delegation of Duties.  The
   Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of the Pledgors. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Collateral Trustee without gross negligence or willful misconduct.

             SECTION 6.04  Reliance by Collateral Trustee.
   (a) Whenever in the administration of this Agreement or the Security Documents the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of the chief financial officer or the chief accounting officer of the Company delivered to the Collateral Trustee, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6.05.

             (b)  The Collateral Trustee may consult with
   counsel, accountants or other experts, and any Opinion of Counsel or opinion of accountants or other experts shall be full and complete authorization and protection in respect of any action taken or suffered by the Collateral Trustee hereunder or under the Security Documents in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement and the Security Documents from any court of competent jurisdiction.

             (c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice request, consent, order, bond or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement and the Security Documents.

             (d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement and the Security Documents nor shall the security interests of the Secured Parties in any of the Collateral be released, at the request or direction of the Required Secured Parties pursuant to this Agreement or otherwise, unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in connection therewith, including such reasonable advances as may be requested by the Collateral Trustee.

             (e) Upon any application or demand by any Pledgor (except any such application or demand which is expressly permitted to be made orally) to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or the Security Documents, such Pledgor shall furnish to the Collateral Trustee a certificate of its chief financial officer or chief accounting officer stating that all conditions precedent, if any, provided for in this Agreement, in the Security Documents or in the Indenture relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement or the Security Documents relating to such particular application or demand, such additional document shall also be furnished.

             (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of the Company's chief financial officer or chief accounting officer or such other officer of the Company as the counsel rendering the opinion shall deem appropriate or representations made by any such officer in a writing delivered to the Collateral Trustee.

             (g) In any case in which the Collateral Trustee shall be required or permitted to make any determination as to the extent to which the lien of the Security Documents secures any Secured Obligations, the Collateral Trustee is authorized, at the cost and expense of the Collateral Trust Estate and without any direction from, or requirements for consent of or authorization by, the Secured Parties (or any of them), to institute proceedings in a court of competent jurisdiction for the obtaining of any authoritative deter-mination of such matter. If the Collateral Trustee insti-tutes any such proceeding, it shall give prompt written notice thereof to the Indenture Trustee and shall afford the Indenture Trustee the opportunity to participate in such proceeding.

             SECTION 6.05 Limitations and Duties of Collateral Trustee. (a) Unless a Notice of Acceleration is in effect, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against the Collateral Trustee.
   If and so long as a Notice of Acceleration is in effect, the Collateral Trustee shall, subject to the provisions of
   Section 2.04(b), exercise the rights and powers vested in it by this Agreement and the Security Documents, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the provisions of
   Section 2.04(b).

             (b)  Except as herein otherwise expressly
   provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions of this Agreement or the Security Documents except upon the written request of the parties authorized to give such instructions pursuant to Section 2.04(b). Upon written request by the Indenture Trustee, the Collateral Trustee shall make available for inspection and copying by the Indenture Trustee each certificate or other paper furnished to the Collateral Trustee by any Pledgor under or in respect of this Agreement, the Security Documents or the Collateral.

             (c)  No provision of this Agreement or the
   Security Documents shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or to exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be legally unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or would impose a tax on the Collateral Trustee by reason thereof.

             SECTION 6.06 Proceeds to be Held in Trust. All proceeds received by the Collateral Trustee under or pursuant to any provision of this Agreement or the Security Documents (except Trustee Fees) shall be held in trust for the purposes for which they were paid or are held, and the Collateral Trustee shall not be liable for any interest thereon.

             SECTION 6.07  Resignation and Removal of the
   Collateral Trustee. (a) The Collateral Trustee may at any time, by giving written notice to the Company and the Indenture Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee by the Company, (ii) the acceptance of such appointment by such successor Collateral Trustee and (iii) the approval of such successor Collateral Trustee (which approval shall not be unreasonably withheld) evidenced by an instrument signed by the Indenture Trustee. If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 90 days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee, the Indenture Trustee or any Secured Party may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this
   Section 6.07. Any successor Collateral Trustee so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed as provided in this Section 6.07. The Required Secured Parties may, at any time upon giving 10 days' prior written notice thereof to the Indenture Trustee, remove the Collateral Trustee and the Company may appoint a successor Collateral Trustee, such removal to be effective upon the acceptance of such appointment by the successor. Any Collateral Trustee shall be entitled to Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

             (b) If at any time the Collateral Trustee shall resign or be removed or otherwise become incapable of acting, the powers, duties, authority and title, of such Collateral Trustee shall be terminated and cancelled without procuring its resignation and without any formality (except as may be required by applicable law) other than the appointment and designation of a successor Collateral Trustee in writing duly acknowledged and delivered to the predecessor Collateral Trustee, the Company and the Indenture Trustee. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement and the Security Documents shall vest in such successor Collateral Trustee, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor Collateral Trustee; but such predecessor Collateral Trustee shall, nevertheless, on the written request of the Indenture Trustee, the Company or the successor Collateral Trustee execute and deliver an instrument transferring to such successor Collateral Trustee all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor Collateral Trustee hereunder and under the Security Documents and shall deliver all Collateral held by it or him or its or his agents to such successor Collateral Trustee. Should any deed, conveyance or other instrument in writing from any Pledgor be required by any successor Collateral Trustee for more fully and certainly vesting in such successor Collateral Trustee the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor Collateral Trustee, be executed, acknowledged and delivered by such Pledgor. If such Pledgor shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it receives a written request from the successor Collateral Trustee to do so, or if a Notice of Acceleration is in effect, the predecessor Collateral Trustee may execute the same on behalf of such Pledgor.
   Each Pledgor hereby appoints any predecessor Collateral Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

             SECTION 6.08  Status of Successor Collateral
   Trustee.   Every successor Collateral Trustee appointed
   pursuant to Section 6.07 shall be a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $50,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

             SECTION 6.09 Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under this Agreement and the Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

             SECTION 6.10 Co-Trustee; Separate Collateral Trustee. (a) If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the

   Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Indenture Trustee shall in writing so request the Collateral Trustee and the Company, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under the Security Documents, the Collateral Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and the Company, either (i) to act as co-trustee or co-trustees of all or any of the Collateral under this Agreement or under the Security Documents, jointly with the Collateral Trustee, or (ii) to act as separate trustee or trustees for the Secured Parties with respect to any of the Collateral. If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Acceleration is in effect, the Collateral Trustee may act under the foregoing provisions of this Section 6.10(a) without the concurrence of the Company and execute and deliver such instruments and agreements on behalf of the Company. The Company hereby appoints the Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 6.10(a) in either of such contingencies.

             (b)  Every co-trustee appointed pursuant to
   Section 6.10(a) shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

             (i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

            (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the Security Documents shall be conferred or imposed and exercised or performed by the Collateral Trustee and such co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees;

           (iii) no power given hereby or by the Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees except jointly with, or with the consent in writing of, the Collateral Trustee anything contained herein or therein to the contrary notwithstanding; and

            (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

             (c)  Every separate trustee for the Secured
   Parties appointed pursuant to Section 6.10(a) with respect to any Collateral shall, to the extent permitted by law, be appointed and act as the sole Collateral Trustee hereunder with respect to such Collateral, subject to the following provisions and conditions:

             (i) no power given hereby or by the Security Documents to, or which it is provided herein or therein may be exercised by, any such separate trustee shall be exercised hereunder or thereunder by such separate trustee except with the consent in writing of the Collateral Trustee, anything contained herein or therein to the contrary notwithstanding; and

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

             (d) The Company and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 Business Days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Acceleration is in effect, the Collateral Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Collateral Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this Section 6.10(d).

             SECTION 6.11 Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties.
   (a) The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

             (b) Any Person (other than the Indenture Trustee) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement, the Security Documents or the Collateral shall present to the Collateral Trustee such documents, including, without limitation, Opinions of Counsel, as the Collateral Trustee may reasonably require, in order to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Secured Parties. If the Collateral Trustee and the Indenture Trustee are different Persons, then the authority of the Indenture Trustee shall be demonstrated by inclusion as such in the lists from time to time delivered pursuant to Section 4.02.


                           ARTICLE VII

                          MISCELLANEOUS

             SECTION 7.01 Notices. Unless otherwise specified herein, all notices, requests, demands or other communica-tions given to the Pledgors, the Collateral Trustee or the Indenture Trustee shall be given in writing (including bank wire, telex or telecopy or similar writing) and shall be addressed (x) if to a Pledgor or the Collateral Trustee, to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section to the party sending such communication, or (y) if to the Indenture Trustee, to it at its address specified from time to time in the list provided by the Company to the Collateral Trustee pursuant to Section 4.02. Each such notice, request or other communication shall be effective and deemed received (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex number specified in this Section and, in the case of telecopy, telephone confirmation of receipt is received, and in the case of telex, the appropriate answerback is received, (ii) if given by mail, 96 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that any notice, request or demand to the Collateral Trustee shall not be effective until actually received by the Collateral Trustee in the corporate trust division at the office designated by it pursuant to this Section.

             SECTION 7.02 No Waiver. No failure on the part of the Collateral Trustee, any co-trustee, any separate trustee, the Indenture Trustee or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or the Security Documents shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

             SECTION 7.03  Amendments, Supplements and Waivers.
   (a) With the written consent of the Required Secured Parties, the Collateral Trustee and the Pledgors may, from time to time, enter into written agreements supplemental hereto for the purpose of amending or waiving any provision of this Agreement or any Security Document or changing in any manner the rights of the Collateral Trustee, the Secured Parties or the Pledgors hereunder or thereunder; provided, however, that no such supplemental agreement shall:

             (i) amend, modify or waive any provision of this Section without the written consent of the Indenture
        Trustee;

            (ii)  change the definition of "Required Secured
        Parties" without the written consent of all of the Secured Parties; or

           (iii) amend, modify or waive any provision of this Agreement in a manner that would affect the rights, duties and privileges of the Collateral Trustee without the written consent of the Collateral Trustee.

   Any such supplemental agreement shall be binding upon the Pledgors, the Indenture Trustee, the Secured Parties and the Collateral Trustee and their respective successors and assigns. The Collateral Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate of the chief financial officer or the chief accounting officer of the Company and an Opinion of Counsel to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Indenture.

             (b) Without the consent of the Indenture Trustee and the Secured Parties (or any of them), the Collateral Trustee and the Pledgors, at any time and from time to time, may, upon ten days written notice to the Indenture Trustee, enter into one or more agreements supplemental hereto or to the Security Documents, in form satisfactory to the Collateral Trustee, (i) to add to the covenants of the Pledgors for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Pledgors, (ii) to mortgage or pledge to the Collateral Trustee, or grant a security interest in favor of the Collateral Trustee in, any property or assets as additional security for the Secured Obligations, or (iii) to cure any ambiguity, to correct or supplement any provision in the Security Documents which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by clause
   (iii) above shall not adversely affect the interests of the Secured Parties.

             (c) Without the consent of the Indenture Trustee, the existing Pledgors or the Secured Parties (or any of them), the Collateral Trustee, at any time and from time to time, may, upon ten days written notice to the Indenture Trustee and the existing Pledgors, enter into one or more agreements supplemental hereto or to the Security Documents, in form satisfactory to the Collateral Trustee, to add as a Pledgor hereunder any Restricted Subsidiary that is added as a Guarantor after the Issue Date as provided in the Indenture.

             SECTION 7.04  Headings.  The table of contents and
   the headings of Sections have been included in this

   Agreement and the Security Documents for convenience only and should not be considered in interpreting this Agreement or the Security Documents.

             SECTION 7.05 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or enforceability of such provision in such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

             SECTION 7.06 Successors and Assigns. This Agree-ment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Security Documents or any Collateral.

             SECTION 7.07 Non-Recourse. No general or limited partner of the Partnership nor any of their respective agents, officers, directors or employees as such shall be personally liable to any Secured Party or other person for any obligations of the Partnership (or the Company or the Guarantors) under this Agreement or any of the other Financing Documents or for any claim based upon or in respect of such obligations. In addition, the Partnership shall not have general liability for any such obligations, recourse to the Partnership in respect of all such obligations being expressly limited to the Collateral. Nothing contained in this Section shall limit, restrict or impair the rights of the Collateral Trustee, the Trustee or the Noteholders to take actions or bring suit against any person to enforce such obligations and the remedies provided in the Financing Documents (so long as none of the Partnership, its general or limited partners, nor their respective agents, officers, directors or employees as such shall have any personal liability thereon, satisfaction thereon being limited to the Collateral). Each Noteholder, by accepting a Note, irrevocably waives and releases all such liability. The waiver and release contained herein are part of the consideration for the granting of the Mortgage and related security interests by the Partnership.

             SECTION 7.08 NEW JERSEY LAW TO GOVERN. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW JERSEY ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

             SECTION 7.09  Counterparts.  This Agreement may be
   signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

             SECTION 7.10 Termination. (a) Upon (i) receipt by the Collateral Trustee from the Indenture Trustee of a written notice stating that all Secured Obligations outstanding under the Indenture have either been (x) paid and discharged in full or (y) deemed to have been paid and discharged in full pursuant to the defeasance provisions of
   Section 8.01 of the Indenture and (ii) payment in full of all Trustee Fees, the security interests created here by and by the Security Documents shall terminate immediately and all right, title and interest of the Collateral Trustee in and to the Collateral shall revert to the Pledgors; provided that such termination shall not affect the provisions of
   Section 4.07 and Section 5.02(c) as to any funds then held in trust thereunder and such provisions (together with any other provisions defining the rights, duties, obligations and responsibilities of the Collateral Trustee in respect thereof) shall continue in effect until all such funds have been distributed or released in accordance therewith.

             (b)  Upon the termination of the Collateral
   Trustee's security interest and the release of the Collateral in accordance with Section 7.10(a), the Collateral Trustee will promptly upon the written request of any Pledgor and at such Pledgor's sole expense (i) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Pledgors all property of the Pledgors then held by the Collateral Trustee or any agent thereof.

             (c)  This Agreement shall terminate when the
   security interest granted under the Security Documents has terminated and the Collateral has been released; provided that the provisions of Sections 4.03, 4.04, 4.05 and 4.06 shall survive the termination of this Agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         IBJ SCHRODER BANK & TRUST COMPANY


                         By:  ___________________________
                              Title:

                              One State Street
                              11th Floor
                              New York, New York 10004
                              Attention:
                              Telecopy Number:


                         THE CLARIDGE HOTEL & CASINO
                           CORPORATION



                         By:  ___________________________
                              Title:

                              Indiana Avenue and The Boardwalk
                              Atlantic City, New Jersey 08401
                              Attention: Frank A. Bellis, Jr.
                                         Raymond A. Spera
                              Telecopy Numbers: (609) 340-3589
                                                (609) 345-1128



                         THE CLARIDGE AT PARK PLACE,
                           INCORPORATED



                         By:  __________________________
                              Title:

                              Indiana Avenue and The Boardwalk
                              Atlantic City, New Jersey 08401
                              Attention: Frank A. Bellis, Jr.
                                         Raymond A. Spera
                              Telecopy Numbers: (609) 340-3589
                                                (609) 345-1128

                         ATLANTIC CITY BOARDWALK ASSOCIATES,
                           L.P.



                         By:  _________________________
                              Title:

                              Indiana Avenue and the Boardwalk
                              Atlantic City, New Jersey 08401

                              Attention:
                              Telecopy Number:

                              With copies to:

                              Atlantic City Boardwalk
                                Associates, L.P.
                              c/o Gerald Heetland, Esq.
                              2880 West Meade Avenue
                              Suite 201
                              Las Vegas, Nevada 89102

                              Alan Wovsaniker, Esq.
                              Lowenstein, Sandler, Kohl,
                                Fisher & Boylan
                              65 Livingstone Avenue
                              Roseland, New Jersey 07068-1791


























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